UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Southside Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
VOTING OF PROXY
ELECTION OF DIRECTORS-PROPOSAL 1
INFORMATION ABOUT OUR DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
CORPORATE GOVERNANCE
COMMITTEES OF THE COMPANY
Audit Committee Report
Compensation Committee Report
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
2010 Summary Compensation Table
2010 Option Exercises and Stock Vested
Equity Compensation Plan Information
2010 Pension Benefits
2010 Director Summary Compensation Table
COMMITTEES OF SOUTHSIDE BANK
TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS – PROPOSAL 2
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION ("SAY ON PAY") – PROPOSAL 3
NON-BINDING ADVISORY VOTE ON FREQUENCY OF ("SAY ON PAY") – PROPOSAL 4
ANNUAL REPORT TO SHAREHOLDERS
SHAREHOLDER PROPOSALS
GENERAL
PROXY CARD

SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 21, 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Southside Bancshares, Inc. (the “Company”) to be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas, on Thursday, April 21, 2011 at 4:00 p.m., local time, for the purposes of considering and acting upon the following:

1.
the election of five nominees named in this proxy statement as members of the board of directors of the Company (“the Board”) to serve until the Annual Meeting of Shareholders in 2014 and the election of one nominee named in this proxy statement as a member of the Board to serve until the Annual Meeting of Shareholders in 2013;

2.
the ratification of the appointment by our Audit Committee of PricewaterhouseCoopers LLP (“PwC”) to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2011;

3.	a non-binding advisory vote on the compensation of the Company’s named executive officers;

4.
a non-binding advisory vote on the frequency at which the Company should include an advisory vote on the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration; and

5.	the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Management will also report on operations and other matters affecting the Company.  After the meeting, the Company’s officers and directors will be available to answer your questions.  Representatives from PwC, the Company’s independent registered public accounting firm, are expected to be in attendance and available to answer your questions or make a statement if they so desire.

Only holders of common stock registered on the Company’s books as owners of shares at the close of business on March 1, 2011, are entitled to vote at the Annual Meeting.

Your attendance and vote are important.  Please sign, date and return the enclosed proxy immediately in the envelope provided or you may vote your shares by telephone or Internet.  It is important that you sign and return the proxy or vote by telephone or Internet, even if you actually plan to attend the meeting in person.  Your proxy may be revoked prior to the Annual Meeting by notice in writing to the Corporate Secretary at the Company’s principal office at any time, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person.

By Order of the Board of Directors,
/s/ B. G. Hartley
B. G. Hartley
Chairman of the Board

Tyler, Texas
March 25, 2011

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU PROPERLY EXECUTE AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY TO OUR TRANSFER AGENT, COMPUTERSHARE INVESTOR SERVICES, IN THE ENCLOSED ADDRESSED ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR INTERNET.

SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 21, 2011

TO OUR SHAREHOLDERS:

This proxy statement is being furnished to holders of the common stock of Southside Bancshares, Inc. (the “Company”) in connection with the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 21, 2011, at 4:00 p.m. at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas, and at any adjournments thereof, for the purposes of considering and acting upon the following:

1.
the election of five nominees named in this proxy statement as members of the Board to serve until the Annual Meeting of Shareholders in 2014 and the election of one nominee named in this proxy statement as a member of the Board to serve until the Annual Meeting of Shareholders in 2013.

2.
the ratification of the appointment by our Audit Committee of PricewaterhouseCoopers LLP (“PwC”) to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2011;

3.	a non-binding advisory vote on the compensation of the Company’s named executive officers;

4.
a non-binding advisory vote on the frequency at which the Company should include an advisory vote on the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration; and

5.	the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

This Proxy Statement and applicable form of proxy, as well as, the Annual Report and Form 10-K of the Company for the year ended December 31, 2010, including financial statements, are first being sent to shareholders on or about March 25, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on
April 21, 2011:

The Company’s Proxy Statement and Annual Report are available at http://www.southside.com/investor/proxymaterials

You are encouraged to review all of the information contained in the proxy materials before voting.

VOTING OF PROXY

If your proxy is executed and returned, it will be voted as you direct.  If no direction is provided, the proxy will be voted in accordance with the Board’s recommendations, as follows:

•	FOR the election of all the nominees named in this proxy statement as directors;
•	FOR the ratification of the appointment of PwC;
•	FOR the approval of the compensation of the Company’s named executive officers; and
•	FOR the advisory vote on the compensation of the Company’s named executive officers to occur every three years.

The proxies will use their discretion with respect to voting on any other matters presented for a vote.  Additionally, if your proxy is executed and returned, it will be voted to approve the minutes of the last Annual Meeting.  This vote will not amount to a ratification of the action taken at that meeting nor will it indicate approval or disapproval of that action.

If your shares are registered in your name as the shareholder of record, you may vote by mail, telephone or the Internet by following the instructions below:

To vote by mail, complete, sign, and return the enclosed proxy card in the envelope provided to:  Proxy Services, c/o Computershare Investor Services, P.O. Box 43102, Providence, RI, 02940-5068.

•
To vote by telephone, call toll free 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada any time on a touch tone telephone and follow the instructions provided by the recorded message.  There is NO CHARGE to you for the call.

•	To vote using the Internet, access the voting site at www.investorvote.com/SBSI and follow the voting instructions set forth on the secure website.

The telephone and Internet procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.  Shareholders who vote by telephone or Internet do not need to return the proxy card.  Proxies submitted by telephone or Internet must be recorded by 1:00 a.m., central time on April 21, 2011.

If you hold your shares in “street name” in a stock brokerage account or through a bank, trust or other nominee, the broker or other nominee is considered the record holder and you are the beneficial owner of the shares.  Beneficial owners vote their street name shares by instructing their broker or other nominee how to vote using the voting instruction form provided by the broker or nominee.  Brokers have authority to vote in their discretion on “routine” matters if they do not receive voting instructions from the beneficial owner of the shares.

Please note that the election of directors, the advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Pay” vote) and the advisory vote on the frequency of the Say-on-Pay vote are not considered routine matters.  Consequently, if you do not give your broker or nominee specific voting instructions with respect to these matters, your street name shares will be treated as broker non-votes (see “Quorum, Voting Rights and Procedures” below).

If you hold your shares in street name and want to vote in person at the Annual Meeting, you must obtain from your broker or nominee a legal proxy issued in your name giving you the right to vote the shares directly at the meeting.  You will not be entitled to vote at the meeting unless you present such a proxy to the Company at that time.

REVOCABILITY OF PROXY

Your proxy may be revoked prior to the Annual Meeting by notice in writing to the Corporate Secretary at the Company’s principal office, located at 1201 South Beckham Avenue, Tyler, Texas 75701, at any time, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person.  Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy.

PERSONS MAKING THE SOLICITATION

The Company’s Board is soliciting the proxy.  The expense of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly.  Proxies will be solicited principally by mail, but may also be solicited by personal interview, telephone and email by directors, officers and employees of the Company who will receive no additional compensation.  The Alliance Advisors, L.L.C. has been retained by the Company to assist in the solicitation of proxies for a fee of $6,500, plus expenses.

RECORD DATE AND OUTSTANDING SHARES

The Company’s Board has fixed the close of business on March 1, 2011, as the record date for determining the holders of common stock of the Company entitled to notice of and to vote at the Annual Meeting.  At the close of business on March 1, 2011, there were approximately 15,637,272 shares of common stock outstanding and eligible to be voted on each matter.

QUORUM, VOTING RIGHTS AND PROCEDURES

The approval of all proposals brought before the Annual Meeting requires that a quorum be present at the Annual Meeting.  The presence, in person or by properly executed proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.  In the event that a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares represented at that time may adjourn the Annual Meeting to allow the solicitation of additional proxies or other measures to obtain a quorum.

Each shareholder is entitled to one vote on each proposal per share of common stock held as of the record date.

Proposal 1, the election of five directors to serve until the 2014 Annual Meeting and the election of one director to serve until the 2013 Annual Meeting requires approval by a “plurality” of the votes cast by the shares of common stock entitled to vote in the election.  This means that the six nominees for director who receive the highest number of properly cast votes will be elected as directors even if those nominees do not receive a majority of the votes cast.

Proposals 2, 3 and 5, the ratification of PwC as the Company’s independent registered public accounting firm, the Say-on-Pay vote, or any other matter that may properly come before the Annual Meeting, require approval by a majority of the shares of common stock entitled to vote and represented at the meeting in person or by proxy.

Proposal 4, the non-binding advisory vote on frequency of the Say-on-Pay vote, will allow you to recommend that a Say-on-Pay vote should occur every year, every two years, or every three years, or you may abstain from voting on the matter.  The choice that receives the highest number of votes, even if it receives less than a majority of the votes cast, will be deemed the choice of the shareholders.

Although the advisory votes on Say-on-Pay and on the frequency of the Say-on-Pay vote on executive compensation are non-binding as provided by law, the Board will review the results of the votes and take them into account in making future determinations concerning executive compensation and the frequency of the Say-on-Pay vote.

EFFECT OF WITHHOLD VOTES, ABSTENTIONS AND BROKER NON-VOTES

Shares represented at the Annual Meeting that are withheld or abstained from voting and broker non-votes will be considered present for the purposes of determining a quorum at the Annual Meeting.

For Proposal 1, shares represented by proxies that are marked “withhold” for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.

For Proposals 2, 3 and 5, express abstentions will be included in vote totals and, as such, will have the same effect on proposals as a vote against such proposals.

For Proposal 4, express abstentions will not count as a vote “FOR” any of the three substantive choices regarding the frequency of the Say-on-Pay vote, and therefore will not affect the outcome of this proposal.

For all Proposals, broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter), if any, will not be included in vote totals and, as such, will have no effect on any proposal.

ELECTION OF DIRECTORS
(PROPOSAL 1)

The Board is classified into three classes, two of which are comprised of five directors and one that is comprised of four directors, for a total of 14 directors.  One class of directors is elected each year for a three-year term.  At the Annual Meeting, six directors are to be elected, five for a term of three years and one for a term of two years.  Under NASDAQ listing rules, a majority of the Board must be comprised of independent directors.  The Board has determined that each director nominated, except for Sam Dawson, is independent under NASDAQ listing rules.

The six nominees identified below are nominees for election at the Annual Meeting for a three-year term expiring at the 2014 Annual Meeting with the exception of Pierre de Wet, who will join the class of directors standing for reelection at the 2013 Annual Meeting:

Term Expiring 2014	Term Expiring 2013
• Sam Dawson	• Pierre de Wet
• Melvin B. Lovelady
• William Sheehy
• Preston L. Smith
• Lawrence Anderson, M.D.

Sam Dawson, Melvin B. Lovelady, William Sheehy, Preston L. Smith, Lawrence Anderson, M.D. and Pierre de Wet are currently directors of the Company and its subsidiary, Southside Bank.  All of the nominees except Dr. Anderson and Mr. de Wet were previously elected to the Board by shareholders.  In September 2010, the Board was expanded by two members, and, upon the recommendation of the Nominating Committee, Dr. Anderson and Mr. de Wet were appointed to fill vacancies created.  For biographical information on the nominees, please see “Information about Our Directors, Nominees and Executive Officers.”

Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons nominated by the Nominating Committee for directors of the Company.  While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the Board of the Company.

The Board of Directors recommends a vote FOR the election of each of the individuals nominated for election as a director.

INFORMATION ABOUT OUR DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth information regarding our nominees for director, our continuing directors and our executive officers.  Our Board is divided among three classes, with members of each class serving three-year terms.

NOMINEES FOR DIRECTOR TERMS TO EXPIRE AT THE 2014 ANNUAL MEETING	INITIAL ELECTION TO BOARD
SAM DAWSON (63) – Mr. Dawson is President and Secretary of the Company, having served in that capacity since 1998. He joined Southside Bank in 1974 and is currently President, Chief Operating Officer and a director of Southside Bank. He is a director of East Texas Medical Center (“ETMC”) Hospital, Cancer Institute and ETMC Rehabilitation Hospital and serves on the board of directors of the Tyler Junior College Foundation. Mr. Dawson has over 35 years of banking experience and has served on this Board since 1997, all of which qualify him to be a member of the Board.	1997
MELVIN B. LOVELADY (74) – Mr. Lovelady is a CPA.  He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants.  He was a founding member of Henry & Peters Financial Services, LLC, organized in 2000 (now Bridge-Wealth Management, LLC).  He was an officer and shareholder of the accounting firm, Henry & Peters, PC from November 1987 through December 31, 2004.  Prior to joining Henry & Peters, PC, he was a partner in the accounting firm of Squyres Johnson Squyres & Co.  He is a member of the board of directors of the Tyler Junior College Foundation, the University of Texas at Tyler Foundation, the A. W. Riter, Jr. Family Foundation, the board of directors of the Hospice of East Texas, and a Trustee of the R. W. Fair Foundation.  Mr. Lovelady is a former partner with two accounting firms and a current or prior member of numerous boards, including serving on this Board since 2005, all of which qualify him to be a member of the Board.
2005
WILLIAM SHEEHY (70) – Mr. Sheehy retired December 31, 2006 as senior partner of the law firm of Wilson, Sheehy, Knowles, Robertson & Cornelius PC, where he had practiced law since 1971.  Mr. Sheehy received his law license in 1964 and continuously practiced until his retirement.  Mr. Sheehy’s practice was primarily in the area of banking and commercial law, as well as, real estate.  Within these areas Mr. Sheehy had extensive experience in reorganizations, acquisitions and transactional events.  As part of the banking practice Mr. Sheehy had experience in loan structuring and collection issues.  Mr. Sheehy is a former director of the Texas Association of Bank Counsel.  Mr. Sheehy brings to our Board an extraordinary understanding of our business, history and organization.  He was a senior partner of a law firm prior to his retirement and has served on this Board since 1983, all of which qualify him to be a member of the Board.
1983
PRESTON L. SMITH (54) – Mr. Smith has been the President and owner of PSI Production, Inc. since 1985.  He is an active member of the Independent Petroleum Association of America and served as its Northeast Texas Representative to the Board of Directors from 1999 to 2005.  Mr. Smith serves on the Board of Trustees for All Saints Episcopal School of Tyler, is Vice President of the Texas Rose Festival Association, and is Chairman of the Board of Trinity Mother Frances Health System.  Mr. Smith’s management and leadership skills, combined with his knowledge of oil and gas and the health care industry, qualify him to be a member of the Board.
2009
LAWRENCE ANDERSON, M.D. (53) – Dr. Anderson has been the managing partner of Dermatology Associates of Tyler since 1996 and has credentials in surgery, teaching and research.  He is a graduate of Washington State University and Uniformed Services University of Health Sciences in Bethesda, Maryland.  He is the Chairman of the Development Board for the University of Texas at Tyler and a published author, with a number of publications, presentations and lectures to his credit.  Dr. Anderson has been an advisory member of the Company’s Board of Directors since April 2008.  Dr. Anderson’s management and leadership skills combined with his knowledge of business and finance, qualify him to be a member of the Board.
2010

NOMINEE FOR DIRECTOR TERM TO EXPIRE AT THE 2013 ANNUAL MEETING
PIERRE DE WET (56) – Mr. de Wet has been a real estate developer for 24 years.  He also founded Kiepersol Enterprises, Inc. in 1998 and currently serves as its president.  Kiepersol Enterprises, Inc. includes Kiepersol Estates, and the KE brand businesses including KE Cellars, a boutique winery, and KE Bushman’s winery and entertainment venue.  Mr. de Wet started and chaired Mane Mission, a non-profit event benefiting mentally challenged citizens and he currently serves on the Board of Walnut Grove Water Systems.  Mr. de Wet has been an advisory member of the Company’s Board of Directors since April 2009.  Mr. de Wet’s management and leadership skills combined with his knowledge of business and finance, qualify him to be a member of the Board.
2010

DIRECTORS CONTINUING UNTIL THE 2012 ANNUAL MEETING	INITIAL ELECTION TO BOARD
HERBERT C. BUIE (80) – Mr. Buie has been Chief Executive Officer of Tyler Packing Corporation, Inc., a meat-processing firm, since 1955.  He serves on the Boards of Directors of the University of Texas Health Center at Tyler, the development board of directors of the University of Texas at Tyler, the East Texas Regional Food Bank, The Salvation Army, Tyler Economic Development Council, Texas Chest Foundation and East Texas Communities Foundation.  Mr. Buie brings to our Board an extraordinary understanding of our business, history and organization, as well as management, leadership and business skills.  These skills, combined with his service on numerous boards, including this Board since 1988, qualify him to be a member of the Board.
1988
ROBBIE N. EDMONSON (79) – Mr. Edmonson is Vice Chairman of the Board of the Company, having served in that capacity since 1998. He joined Southside Bank as Vice President in 1968 and currently is Vice Chairman of the board of directors of Southside Bank and Chief Administrative Officer of Southside Bank. Mr. Edmonson has over 45 years of banking experience and has served on this Board since 1982, both of which qualify him to be a member of the Board.	1982
JOE NORTON (74) – Mr. Norton owns Norton Equipment Company and is a general partner in Norton Leasing Ltd., LLP. Mr. Norton served as President and was a principal shareholder of Norton Companies of Texas, Inc. for 25 years, until 1989. He also owned W. D. Norton, Inc. d/b/a Overhead Door, for 16 years, until 2005. Mr. Norton brings to our Board an extraordinary understanding of our business, history and organization, as well as management, business and leadership skills. These skills, combined with serving on this Board since 1988, qualify him to be a member of the Board.	1988
JOHN R. (BOB) GARRETT (57) – Mr. Garrett is a residential and commercial Real Estate Developer and has served as the President of Fair Oil Company, a Tyler based oil and gas exploration and production company, since 2002.  Mr. Garrett is also Vice President of the R. W. Fair Foundation, Chairman of the Board of Regents of Stephen F. Austin State University and currently serves as a member of the University of Texas Health Science Center at Tyler development board.  He is a past president of both the Tyler Area Builders Association and the Texas Association of Builders and former Texas Representative on the executive committee of the National Association of Homebuilders.  He is a former member of the board of the Tyler Economic Development Council and the Tyler Area Chamber of Commerce and former director of the Texas National Housing Research Center.  Mr. Garrett brings to our Board extensive knowledge in the areas of residential and commercial real estate and oil and gas, as well as management, leadership and business skills and experience serving on numerous boards, all of which qualify him to be a member of the Board.
2009

DIRECTORS CONTINUING UNTIL THE 2013 ANNUAL MEETING
ALTON CADE (74) – Mr. Cade was the co-owner and President of Cade’s Building Materials from 1975 until his retirement on January 1, 2007.  He is the President and owner of Cochise Company, Inc., a real estate and investment company he formed in 1960.  In addition, he is the managing partner of a family ranch and investment company.  He has served as an Elder/Trustee of Glenwood Church of Christ since 1977.  Mr. Cade has served on the Board since 2003 and prior to that on the Southside Bank Board for over ten years.  Mr. Cade’s management and business skills combined with his knowledge of real estate and years of experience on the Board, qualify him to be a member of the Board.
2003
B. G. HARTLEY (81) – Mr. Hartley became Chairman of the Board of the Company in 1982.  He is also the Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of Southside Bank, having served as Southside Bank’s Chief Executive Officer since its opening in 1960.  He is a former member of the American Bankers Association (“ABA”) Board of Directors, past Chairman of the ABA National BankPac Committee and a past member of the Administrative Committee of the ABA Government Relations Council.  He is currently a member of the board of directors of East Texas Medical Center Regional Healthcare Systems and past Chairman of the Texas Taxpayers and Research Association.  He is also a member of the Development Boards of the University of Texas at Tyler and the University of Texas Health Center at Tyler.  Mr. Hartley has 65 years of banking experience and has served as chairman of the board since its organization in 1982, both of which qualify him to be a member of the Board.
1982

PAUL W. POWELL (77) – Mr. Powell is Dean Emeritus of the Truett Theological Seminary at Baylor University, where he also served as Dean and Special Assistant to the University President.  He serves as an Officer of the Robert M. Rogers Foundation and is a former Chairman of the Board of Trinity Mother Frances Health System.  In addition, he served as President and Chief Executive Officer of the Southern Baptist Annuity Board and was also pastor of Green Acres Baptist Church, Tyler.  Mr. Powell’s leadership skills in several capacities, his knowledge of the health care industry, his CEO experience with the Southern Baptist Annuity Board, combined with his years of experience on the Board, qualify him to be a member of the Board.
1999
DON W. THEDFORD (61) – Mr. Thedford has been the President of Don’s TV & Appliance, Inc. since 1979. He is a member of the National Appliance Retail Dealers Association and the Nationwide Marketing Group. Mr. Thedford serves on the board of directors for the Tyler Area Chamber of Commerce, Better Business Bureau and the East Texas Fair Foundation. Mr. Thedford’s management and leadership skills running his business for over 30 years combined with his overall knowledge of business and finance, qualify him to be a member of the Board.	2009

EXECUTIVE OFFICERS
JERYL STORY (59) – Mr. Story has served as Senior Executive Vice President of the Company since 2009.  He has served as an executive of the Company since 2000.  He joined Southside Bank in 1979 and is currently Senior Executive Vice President and director of Southside Bank and is responsible for all lending functions.

LEE R. GIBSON, CPA (54) – Mr. Gibson has served as Senior Executive Vice President and Chief Financial Officer of the Company since 2009.  He has served as an executive of the Company since 2000.  He is also a director of Southside Bank.  He joined Southside Bank in 1984 and in addition to being a Senior Executive Vice President and the Chief Financial Officer is responsible for management of the investment portfolio and asset-liability management for the Company.  He is Chairman of the board of directors of the Federal Home Loan Bank of Dallas, Chairman of the Council of Federal Home Loan Banks, President of the East Texas Area Council of Boy Scouts and serves on the Board of the East Texas Boy Scout Foundation and the Board of the Tyler Junior College Foundation.

MICHAEL L. COOGAN, CFA (51) – Mr. Coogan joined Southside Bank as Executive Vice President and Treasurer in 2009.  He has over 25 years experience in investment management.  He was a Senior Vice President at Performance Trust Capital Partners from 1995 to 2006, where he was in charge of municipal trading and was a senior member of the analytical team.  From 2006 to 2008 Mr. Coogan was employed as a Senior Vice President of ANB Financial Group where he was in charge of all trading activity.  In the latter half of 2008 Mr. Coogan was a managing director of a large international investment bank.  At Southside Bank he is responsible for investment portfolio execution as well as sharing in the management duties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our common stock as of February 11, 2011, for the following persons:

•	each person known by us to beneficially own more than 5% of our outstanding common stock;
•	each of our directors;
•	each of our executive officers included in our Summary Compensation Table; and
•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each of the named individuals is 1201 South Beckham Avenue, Tyler, Texas 75701.
Name Of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent Of Class
Lawrence Anderson, M.D.	9,425	*
Herbert C. Buie(2)	492,702	3.2
Alton Cade(3)	50,031	*
Sam Dawson(4)	105,829	*
Pierre de Wet	6,420	*
Robbie N. Edmonson(5)	84,765	*
John R. (Bob) Garrett	2,919	*
B. G. Hartley(6)	255,804	1.6
Melvin B. Lovelady(7)	11,025	*
Joe Norton(8)	184,522	1.2
Paul W. Powell	48,801	*
William Sheehy(9)	99,995	*
Preston Smith	1,000	*
Don W. Thedford	3,848	*
Jeryl Story(10)	88,695	*
Lee R. Gibson(11)	22,206	*
Michael L. Coogan(12)	4,649	*
Blackrock, Inc.(13)	1,127,043	7.2
All directors, nominees and executive officers of the company as a group (17 persons).	2,599,679	16.6

*         Less than 1% of total outstanding shares (15,637,272) as of February 11, 2011.

(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares of common stock set forth opposite his name.

(2)
Mr. Buie has sole voting and investment power with respect to 447,838 shares owned individually.  Mr. Buie owns 26,756 shares in individual retirement accounts and has sole voting and investment power in these shares.  Also included in the total are 12,046 shares owned by Mr. Buie’s wife, 3,165 shares owned by Mrs. Buie as trustee for their son and 2,897 shares owned by Mrs. Buie as trustee for their daughter.  Mr. Buie disclaims beneficial ownership of these 18,108 shares, which are included in the total.

(3)
Mr. Cade has joint voting and investment power with his wife with respect to 24,830 shares and also owns 21,532 shares as President of Cochise Company, Inc.  Mr. Cade has voting and investment power, as trustee of the Cade Residuary Trust, which owns 3,669 shares.

(4)
Mr. Dawson holds sole voting and investment power with respect to 90,383 shares and has sole voting power, but not investment power, with respect to 12,698 shares owned in the Company’s ESOP Plan, in which he is 100% vested.  Also, included in the total are 2,748 shares owned by Mr. Dawson’s wife, of which he disclaims all beneficial ownership.

(5)
Mr. Edmonson has sole voting and investment power with respect to 67,977 shares and has voting power, but not investment power, with respect to 16,788 shares, owned in the Company’s ESOP Plan, in which he is 100% vested.

(6)
Mr. Hartley has sole voting and investment power with respect to 204,642 shares.  He also has sole voting power, but not investment power, with respect to 22,756 shares owned in the Company’s ESOP Plan, in which he is 100% vested.  Also included in the total are 28,406 shares owned by Mr. Hartley’s wife (4,175 of those shares are owned in the Company’s ESOP Plan) of which Mr. Hartley disclaims beneficial ownership.

(7)	Mr. Lovelady has joint voting and investment power with his wife with respect to 11,025 shares owned jointly.

(8)
Mr. Norton has sole voting and investment power with respect to 176,437 shares.  Mr. Norton is custodian for his granddaughter for 5,169 shares and his grandson for 2,916 shares, which are included in the total.  Mr. Norton disclaims beneficial ownership of these 8,085 shares.

(9)	Mr. Sheehy has sole voting and investment power with respect to 86,703 shares owned individually and 13,292 shares in an individual retirement account.

(10)
Mr. Story owns 75,730 shares and has sole voting and investment power for these shares.  In addition, he has joint voting and investment power with his wife with respect to 88 shares and sole voting, but not investment power, with respect to 12,877 shares owned in the Company’s ESOP plan, in which he is 100% vested.

(11)
Mr. Gibson has sole voting power and investment power with respect to 10,530 shares owned individually.  He also has sole voting power, but not investment power, with respect to 11,676 shares owned in the Company’s ESOP plan, in which he is 100% vested.

(12)
Mr. Coogan has sole voting power and investment power with respect to 4,527 shares owned individually.  He also has sole voting power but not investment power, with respect to 122 shares owned in the company’s ESOP plan, in which he is 20% vested.

(13)
Information obtained solely by reference to the Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 8, 2011 by BlackRock, Inc. (“BlackRock”).  BlackRock reported that it has sole dispositive power and sole voting power over the 1,127,043 shares held as of December 31, 2010.  BlackRock also reported that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock but that no one person’s interest is more than five percent of our total outstanding common stock.  The address for BlackRock is 40 East 52nd Street, New York, New York 10022.

CORPORATE GOVERNANCE
Board Leadership Structure

As is common practice among public companies in the United States, the Board has appointed the Company’s Chief Executive Officer (“CEO”) to serve as Chairman of the Board.  In his position as CEO, Mr. Hartley has primary responsibility for the day-to-day operations of the Company and provides consistent leadership regarding the Company’s key strategic objectives.  In his role as Chairman of the Board, he sets the strategic priorities for the Board, presides over its meetings and communicates its strategic findings and guidance to management.  The Board believes that the combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is important in unifying the Company's strategy behind a single vision.

Board of Directors Meeting Attendance

The Board of the Company met sixteen times during the fiscal year.  No member of the Board attended less than 75% of the aggregate meetings of the Board and all committees on which such director served during 2010.  All of the Company’s directors were in attendance at the Company’s 2010 Annual Meeting.  Although the Company has not adopted a formal written policy with respect to director attendance at meetings, we encourage our directors to attend each annual meeting of shareholders and all meetings of the Board and committees on which the directors serve.

Independent Directors

The Company’s common stock is listed on the NASDAQ Global Select Market.  NASDAQ listing rules require that a majority of our directors be “independent directors,” as defined in the NASDAQ listing rules.  The Board has affirmatively determined that all of the Company’s directors, other than Messrs. Hartley, Edmonson and Dawson, are independent directors under the NASDAQ listing rules.

Shareholder Communication with the Board of Directors

The Company has adopted a procedure by which shareholders may send communications to one or more members of the Board by writing to such director(s) or to the whole Board in care of the Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711.  Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the whole Board.

Code of Ethics

The Company has adopted a Code of Ethics, applicable to all directors and executive officers of the Company.  The Code of Ethics is available on the Company’s website, www.southside.com/investor, under the topic Corporate Governance.  Within the time period required by the SEC and the NASDAQ Global Select Market, we will post on our website any amendment to our Code of Ethics and any waiver applicable to any of our directors, executive officers or senior financial officers.

Procedures for Reporting Concerns about Accounting, Internal Accounting Controls or Auditing Matters

Management of the Company has established a Whistle Blower Policy, which includes a fraud hotline.  This includes an online reporting system as well as a toll free, 24-hour, seven-day-a-week hotline.  This is a confidential service in which officers and employees can report to an independent company any questionable accounting or auditing matters, including, but not limited to, the following: fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company; fraud or deliberate error in the recording and maintaining of financial records of the Company; deficiencies in or noncompliance with the Company’s internal accounting controls; misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or deviation from full and fair reporting of the Company’s financial condition.  Any complaints received by the independent company will be reported directly to the Chairman of the Audit Committee and to the head of the Company’s Internal Audit department.  Complaints will be reviewed by Internal Audit under the direction of the Audit Committee.  Complaints submitted will be promptly investigated and appropriate corrective action will be taken, as warranted by the investigation.  Management is committed to comply with all applicable securities laws and regulations and therefore, encourage officers and employees to raise concerns regarding any suspected violations of those standards by using the fraud hotline.

Southside Bancshares, Inc. Board Committees

The Board of the Company has three standing committees:

•	Audit Committee;
•	Nominating Committee; and
•	Compensation Committee.

Southside Bank Board Committees

The board of directors of Southside Bank has five standing committees:

•	Executive Committee;
•	Loan/Discount Committee;
•	Trust Committee;
•	Compliance/EDP/CRA Committee; and
•	Investment/Asset-Liability Committee.

These committees were formed to assist the boards of directors of Southside Bank and the Company in the discharge of their respective responsibilities.  The purpose and composition of these committees with respect to persons who are directors of the Company and Southside Bank are described below.

Board Oversight of Risk

The Company’s Board of Directors recognizes that, although day-to-day risk management is primarily the responsibility of the Company’s management team, the Board plays a critical role in the oversight of risk.  The Board believes that an important part of its responsibilities is to assess the major risks the Company faces and review the Company’s options for monitoring and controlling these risks.  The Board assumes responsibility for the Company’s overall risk assessment.  The

Audit Committee has specific responsibility for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting.  This includes the Company’s risk assessment and management policies, the Company’s major financial risk exposure and the steps taken by management to monitor and mitigate such exposure.  The Compensation Committee oversees the risks relating to the Company’s compensation policies and practices, as well as management development and leadership succession, in the Company’s various business units.  The Board as a whole examines specific business risks including but not limited to credit risk, interest rate risk and operations risk, in its regular strategic reviews on a company-wide basis.

In addition to periodic reports from the Audit Committee and Compensation Committee about the risks over which they have oversight, the Board receives presentations throughout the year from management that include discussion of significant risks specific to their area as necessary.  Periodically, at Board meetings, management discusses matters of particular importance or concern, including any significant areas of risk requiring Board attention.

COMMITTEES OF THE COMPANY

Audit Committee of Southside Bancshares, Inc.

The Audit Committee of the Board consists of six directors, Messrs. Lovelady (Chairman), Cade, Garrett, Norton, Sheehy, and Thedford.  Each member of the Audit Committee is an independent director as defined by the current NASDAQ listing rules and applicable SEC rules.  In addition, the Nominating Committee of the Board has unanimously determined that Mr. Lovelady, a CPA, qualifies as an “audit committee financial expert” as defined by the SEC.  Mr. Lovelady is retired from the accounting firm of Henry & Peters, PC, and is currently associated with Bridge Wealth Management, LLC as a CPA and a Registered Representative.  The Nominating Committee of the Board has unanimously determined that all Audit Committee members are financially literate under the current NASDAQ listing rules.

The Audit Committee is primarily responsible for the engagement of the independent registered public accounting firm, oversight of the Company’s financial statements and controls, assessing and ensuring the independence, qualifications, and performances of the independent registered public accounting firm, approving the services and fees of the independent registered public accounting firm and reviewing and approving the annual audited financial statements for the Company before issuance, subject to the approval of the Board.  The Audit Committee manages the Company’s relationship with its independent registered public accounting firm, who report directly to the Audit Committee.  The Audit Committee also monitors the internal audit function, internal accounting procedures and assures compliance with all appropriate statutes.  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties, with funding from the Company for such advice and assistance.  No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors’ fees.  The Committee met eighteen times during 2010.

Audit Committee Charter

The Board has adopted a formal written Audit Committee charter that outlines the purpose of the Audit Committee, delineates the membership requirements and addresses the key responsibilities of the Audit Committee.  A copy of the Audit Committee charter may be obtained at the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Audit Committee Report

The following report of the Audit Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the SEC or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and for maintaining effective systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2010 with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered certified public accounting firm, PwC, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles and an audit on the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) (United States), its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Rule 3526, by the PCAOB, other standards of the PCAOB, rules of the SEC, and other applicable regulations.

The Audit Committee has received the written disclosures and the letter from PwC in accordance with applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with PwC that firm’s independence.

The Audit Committee discussed with PwC the overall scope and plans for their audit. The Audit Committee meets with PwC with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Company’s board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

Submitted by the Audit Committee of the board of directors of Southside Bancshares, Inc.

Melvin B. Lovelady, CPA, Chairman	Joe Norton
Alton Cade	William Sheehy
John R. (Bob) Garrett	Don W. Thedford

Nominating Committee of Southside Bancshares, Inc.

The Nominating Committee is responsible for identifying, screening and nominating candidates for election to the Board.  The Committee is comprised of Messrs. Buie (Chairman), Cade, Norton, Powell and Sheehy, each of whom is an independent director of the Company, as defined by the current NASDAQ listing rules, and a director of Southside Bank.  The Nominating Committee met four times in 2010.

The Nominating Committee seeks to create a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience and background with respect to accounting and finance, management and leadership, business judgment, industry knowledge and corporate governance.  When the Nominating Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of director attributes.

The Company’s Board of Directors has established the following process for the identification and selection of candidates for director.  The Nominating Committee, in consultation with the Chairman of the Board, annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board to determine whether the Board would better be enhanced by the addition of one or more directors.  This review includes, among other relevant factors in the context of the perceived needs of the Board at that time, issues of experience, reputation, judgment, diversity and skills.  The Nominating Committee, when considering diversity, gives strong consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but the Committee does not have a formal policy regarding Board diversity.

The Nominating Committee identifies candidates to the Board by introduction from management, members of the Board, employees or other sources, and shareholders that satisfy the Company’s policy regarding shareholder recommended candidates.  The Nominating Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources.  Shareholders wishing to submit recommendations for the 2012 Annual Meeting should write to the Nominating Committee in care of the Assistant Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711.  Any such shareholder must follow the procedures set forth in the Company’s bylaws and the Nominating Committee charter.  For a nomination to be included in the Company’s proxy statement, the shareholder must meet and evidence the minimum eligibility requirements specified in Exchange Act Rule 14a-8 and must submit, within the same timeframe for submitting a shareholder proposal required by Rule 14a-8: (1) name, mailing address, telephone number, email address, resume, business history, listing of other past and present directorships and director committees, banking industry experience and other relevant information; (2) explain in the submission why the shareholder believes the candidate would be an appropriate director for the Company and the benefits and attributes that the candidate will provide to the Company in serving as a director; (3) provide evidence of ownership of the Company’s securities along with the recommendation; and (4) indicate whether the Company may identify the shareholder in any public disclosures that it makes regarding the consideration of the director candidate.  Recommendations must be filed with the

Assistant Corporate Secretary on or before November 12, 2011 in order to be included in the proxy statement for the 2012 Annual Meeting.  See “Shareholder Proposals.”

In considering board of director candidates, the Nominating Committee takes into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge, skills and ownership of the Company’s stock.  The Nominating Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of shareholders.  A candidate should possess a working knowledge of the Company’s current local market areas.  Additionally, the Nominating Committee will consider the number of boards the candidate currently serves on when assessing whether the candidate has the appropriate amount of time to devote to serving on the Company’s Board.  The Nominating Committee is not obligated to nominate any individual for election.  No shareholder recommendations or nominations have been received by the Company for this Annual Meeting.  Accordingly, no rejections or refusals of such candidates have been made by the Company.

In addition, the Nominating Committee is responsible for identifying, screening, and nominating candidates for election to the Compensation Committee and Audit Committee and designating individuals, if any, as an “audit committee financial expert.” These nominations are then submitted to the Board for final approval.

Nominating Committee Charter

The Board has adopted a formal written Nominating Committee charter which outlines the purpose of the Nominating Committee, delineates the membership requirements and addresses the key responsibilities of the Nominating Committee.  A copy of the Nominating Committee charter may be found on the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Compensation Committee of Southside Bancshares, Inc.

The Compensation Committee of the Board reviews the Company’s general compensation philosophy, and oversees the development of compensation and benefit programs.  The Compensation Committee recommends the compensation for the executive officers of the Company, all of whom are also executive officers of Southside Bank.  The boards of directors of the Company and Southside Bank consider the recommendations of the Compensation Committee and approve the compensation of the executive officers.

The Compensation Committee consists of Messrs. Buie, Garrett, Lovelady, Norton (Chairman), Powell and Sheehy, each of whom is a non-employee, independent director of the Company, as defined by the current NASDAQ listing rules, and a director of Southside Bank.  The Committee met five times in 2010.

Compensation Committee Charter

The Board has adopted a formal written Compensation Committee charter which outlines the purpose of the Compensation Committee, delineates the membership requirements and addresses the key responsibilities of the Compensation Committee.  A copy of the Compensation Committee charter may be found on the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee, during the fiscal year ended December 31, 2010, is a current or former officer or employee of the Company.

During the fiscal year ended December 31, 2010:

•
No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served on the Compensation Committee of the Company.

•	No executive officer of the Company served on the board of directors of another entity, one of whose executive officers served on the Compensation Committee of the Company.

•
No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served as a director of the Company.

For information concerning transactions by the Company and Southside Bank with certain members of the board of directors of Southside Bank, please see “Transactions with Directors, Officers and Associates.”

Compensation Committee Report

The Compensation Committee oversees and makes recommendations for all aspects of executive officer compensation.  The board of directors of the Company considers the recommendations of the Compensation Committee and approves the compensation of the executive officers.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis in this proxy statement.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the board of directors of the Company that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 and its proxy statement on Schedule 14A to be filed in connection with the Company’s 2011 Annual Meeting, each of which will be filed with the SEC.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Submitted by the Compensation Committee of the board of directors of Southside Bancshares, Inc.

Joe Norton, Chairman	Paul W. Powell
Herbert C. Buie	William Sheehy
John R. (Bob) Garrett
Melvin B. Lovelady

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

In the paragraphs that follow, we will give an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation” you will find a series of tables containing specific information about the compensation earned or paid in 2010 to the Company’s Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers for fiscal year 2010, who are referred to as the “named executive officers” or “NEOs.”

The Compensation Committee of the Board (“the Committee”) has responsibility for reviewing and establishing the Company’s compensation programs, consistent with the Company’s compensation philosophy.  The Committee attempts to ensure that the total compensation paid to the NEOs is fair, reasonable, and competitive.  The Committee conducts an annual base salary and bonus compensation level review of the NEOs and engages outside consultants.  The Company typically does not establish specific performance goals for the NEOs, but instead evaluates and reviews each NEO’s contribution to the overall performance of the Company, taking into account any changes in duties or responsibilities, the overall banking environment, skills and talents demonstrated during the year and leadership skills when determining compensation.

The Committee reviewed with management the design and operation of the incentive compensation arrangements for the NEOs and other employees of Southside Bank for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company.  The Committee concluded the incentive plans and policies do not encourage the NEOs or other employees to take risks that are reasonably likely to have a material adverse effect on the long-term well-being of the Company.

The Committee also reviews and develops recommendations for director compensation, including committee service fees.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward long-term and strategic performance, and which aligns executives’ interests with those of the shareholders with the ultimate objective of improving long-term shareholder value.  The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior officers in key positions and that compensation provided to key officers remains competitive relative to the compensation paid to similarly situated executives of our peer companies (as discussed below).  To that end, the Committee believes executive compensation provided by the Company to its NEOs should include both cash and other benefits that reward both Company and executive performance.  Performance is evaluated in a number of ways.  First and most importantly, the committee evaluates the overall performance of the Company during the year and over a longer term, typically three years.  Performance metrics evaluated include profitability, return on equity, ability to pay dividends to shareholders, overall asset quality, capital levels and earnings per share.  The Company’s performance is measured against its peers utilizing outside independently produced peer group data.  The committee also takes into consideration the results of outside examinations and audits.  The committee evaluates individual performance of each NEO in their areas of responsibility and to the Company as a whole, taking into consideration the overall banking environment.  Using this information the committee then works through its process of evaluating and setting compensation.

Role of Executive Officers in Compensation Decisions

The Committee makes recommendations to the Board regarding all compensation decisions for the NEOs.  The Chief Executive Officer provides input regarding the performance of the other NEOs and makes recommendations for compensation amounts payable to the other NEOs.  These recommendations are based on the Chief Executive Officer’s personal observation of each NEOs performance, commitment and contribution to the Company.  The Chief Executive Officer is not involved with any aspect of determining his own pay.

Setting Executive Compensation

Based on the compensation objectives noted above, the Committee has structured the NEOs’ annual compensation to be competitive and to motivate and reward the NEOs for their performance.

In furtherance of this, the Committee occasionally engages an outside consulting firm to conduct a peer review of its overall compensation program for the NEOs.  The most recent peer review was conducted in 2007.  During Committee discussions regarding setting NEO compensation for 2008, the Committee utilized an Executive Compensation Review prepared by Clark Consulting specifically for the Committee.  This Executive Compensation Review consisted of a custom peer group selected by Clark Consulting based on asset size, location and performance (the “Compensation Peer Group”).  The Compensation Peer Group is comprised of banks in Texas and surrounding states, against which Clark Consulting and the Committee believes the Company competes for talent.  The companies comprising the Compensation Peer Group are:

BancFirst Corporation	Southwest Bancorp, Inc.
IBERIABANK Corporation	Pinnacle Financial Partners, Inc.
First Financial Bankshares, Inc.	CoBiz Financial Inc.
First State Bancorporation	Cadence Financial Corporation
Centennial Bank Holdings, Inc.	Green Bankshares, Inc.
Simmons First National Corporation	First M&F Corporation
Renasant Corporation	Enterprise Financial Services Corp
Bank of the Ozarks, Inc.	Trinity Capital Corporation
Great Southern Bancorp, Inc.	Encore Bancshares, Inc.
Home Bancshares, Inc.	MetroCorp Bancshares, Inc.

The Compensation Peer Group data is used for comparative purposes only.  The Committee evaluated the NEOs compensation and reviewed and discussed performance, job responsibilities and tenure for each NEO position.  Based on this review and discussion of each NEO, the Committee determined the NEO's total compensation.  While the Committee did not engage a compensation consultant or conduct a specific peer group review when considering compensation for 2010, it continued the compensation programs in place for 2008 and 2009 without significant deviation.  There is no pre-established policy or target for the allocation among different types of compensation.  In determining the appropriate mix of compensation, the Committee takes into consideration that the Company did not utilize the equity-based compensation plan as part of its executive officer compensation program when considering compensation for 2010.

2010 Executive Compensation Components

For the fiscal year ended December 31, 2010, the principal components of compensation for NEOs were:

•	Base salary;
•	Bonus;
•	Retirement benefits;
•	Perquisites and other personal benefits; and
•	Health and welfare benefits

Base Salary

The Company provides NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for NEOs are determined for each executive based on their position and responsibility by using available market data adjusted for duties and responsibilities.

During the review of base salaries for executives, the Committee primarily considers:

•	Compensation Peer Group data;
•	internal review of the executive’s compensation, both individually and relative to our other officers;
•	overall individual performance of the executive;
•	scope of responsibilities;
•	experience; and
•	tenure with the Company.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.  Merit based increases to salaries of NEOs are based on the Committee’s assessment after considering recommendations of the Chief Executive Officer.  The NEO salaries were approved by the Committee for 2010, based on the Chief Executive Officer’s recommendations for the other NEOs and company performance.  In making its final decision the Committee also considered the lack of equity incentives offered as part of a compensation package.  After considering all of the relevant factors and performance of each executive, the Committee decided that the year end special bonus for 2009 were significant enough to warrant no change in the base salaries for 2010 for the NEOs.  The small increase in the NEO base salaries in 2010 over 2009 as reflected in the Summary Compensation table reflects the fact that the NEOs received increases in base salary for 2009 which did not occur until February 1, 2009, and therefore the NEOs’ base salaries for 2009 only reflect eleven months of the 2009 increase.  In addition, for Mr. Coogan, the increase in base salary in 2010 over 2009 as shown in the Summary Compensation table reflects the fact that Mr. Coogan started his employment with Southside in late January 2009 and did not receive a full year’s salary in 2009.

Bonus

All officers and employees of the Company have historically been paid an annual bonus equal to 12.5% of base salary. While referred to as a bonus, the 12.5% has been paid to all employees for over 30 years and is considered by most employees as part of their base salary and is often referred to as deferred compensation, even though it is paid in the same calendar year and approved as a bonus by the Board.  The Committee has in prior years recommended a special year end bonus in excess of the 12.5% bonus for NEOs, based on a combination of individual and company performance.  The Committee determined that a special year end bonus was warranted based on overall company performance during 2010.  The Committee considered overall financial performance including capital levels, nonperforming asset totals, net income, earnings per share, return on shareholders’ equity and other performance metrics, combined with overall company objectives achieved and individual NEO performance.  In determining the bonus amounts for Messrs. Hartley, Dawson, Story and Gibson, the committee considered the fact that the prior year 2009 bonus for each executive was $150,000 and during 2010 there was a reduction in net income from 2009, and that additionally the committee would likely be considering base salary increases for the executives for 2011 compared to no increase in base salary in 2010.  Based on these factors, the Committee recommended a $100,000 special year end bonus for Mr. Hartley, Mr. Dawson and Mr. Story; a $200,000 special year end bonus for Mr. Gibson; and a $90,000 special year end bonus for Mr. Coogan.  Mr. Gibson was awarded an additional $100,000 bonus for his contribution to the Bank over the last four years primarily in the areas of managing the securities portfolio and funds management.  The committee recognized Mr. Coogan’s outstanding contribution in the area of security portfolio execution and management in 2010 with a bonus of $90,000.

Retirement Benefits

Retirement benefits fulfill an important role within the Company’s overall executive compensation program because they provide a financial security component which promotes retention.  We place great value on the long-term commitment that many of our employees and the NEOs have made to us and aim to incent those individuals to remain with the Company and to act in a manner that will provide longer-term benefits to the Company.  The Company believes that its retirement program is comparable to those offered by the banks in our Compensation Peer Group and, as a result, is needed to ensure that our executive compensation remains competitive.

Our retirement plans are designed to encourage employees to take an active role in planning, saving and investing for retirement.  The Company maintains a 401(k) plan (the “401(k) Plan”), a tax-qualified, defined contribution plan in which substantially all of our employees, including the NEOs, are eligible to participate.  The Company also maintains a tax-qualified, defined benefit pension plan (the “Pension Plan”) pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.  In addition, the Company maintains a non-qualified supplemental retirement plan (the “Restoration Plan”) which provides benefits in addition to the Pension Plan.  The Pension Plan and the Restoration Plan are described in more detail under the Pension Benefits table in this Proxy Statement.

The Company has entered into deferred compensation agreements with each of the NEOs, with the exception of Mr. Coogan, that provide for the payment of a stated amount over a specific period of years.  These deferred compensation agreements are described in more detail under the Pension Benefits table in this Proxy Statement.

The Company has also entered into split dollar agreements with each of the NEOs, with the exception of Mr. Coogan, which allow the executives to designate the beneficiaries of death benefits under a life insurance policy.  These agreements are described in more detail under the summary compensation table in this Proxy Statement.

Equity Awards - 2009 Incentive Plan

The Southside Bancshares, Inc. 2009 Incentive Plan provides for the grant of equity awards to our employees, officers or directors.  The primary purpose of the Plan is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance.  During 2010 the Compensation Committee approved a Long Term Equity Plan (“the Plan”) consistent with the directives in the 2009 Incentive Plan.  The Plan outlines the type of incentive awards to be granted under the 2009 Incentive Plan and establishes proposed amounts for participants.  As of the filing date of this report, the Plan has not been approved by the Board of Directors and there have been no equity grants awarded from the 2009 Incentive Plan.  We anticipate grants will be made during 2011.

Perquisites and Other Personal Benefits

The Company provides NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.  The Committee did not review perquisites during 2010, and there were no changes in the types of perquisites provided in 2010.  Perquisites provided to NEOs during 2010 were Company paid club dues and a Company provided automobile, with the exception of Mr. Coogan, who received a fixed monthly car allowance.  Club memberships are made available to various officers who are expected to routinely need a place to entertain customers or prospective customers.  NEOs are the only officers with Company owned vehicles, while others are paid a fixed monthly mileage allowance.

Health and Welfare Benefits

The Company offers a standard range of health and welfare benefits on a uniform basis and subject to insurance policy limitations to employees, including NEOs, and their eligible dependents.  The benefits are designed to attract and retain employees and provide security to employees for their health and welfare needs.  The benefits include: medical, prescription, dental, employee life, group life, and flexible spending accounts.  NEOs participate in these employee benefit plans, which are generally available to full-time employees on the same terms as a similarly situated employee.  Another benefit available to officers at or above the Vice President level and meeting a salary requirement, is a bank provided long-term disability insurance policy which includes accidental death and travel insurance plans and programs.

Severance

The Company entered into Employee Agreements with Sam Dawson, President and Chief Operating Officer, and Lee R. Gibson, Senior Executive Vice President and Chief Financial Officer in October 2007.  The Board determined that it was in the best interests of the Company to retain the services and encourage the continued attention and dedication of Messrs. Dawson and Gibson to their assigned duties.  The severance and change in control termination amounts were negotiated based on these NEOs tenure, scope of responsibilities and other provisions in the agreement.

For a further discussion of the terms of the Employment Agreements, please see the discussion on page 19.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our NEOs.  This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation.  The committee intends to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.

Executive Compensation

The following table sets forth the compensation earned by or paid to each of the NEOs for the fiscal years ended December 31, 2010, 2009 and 2008.  This information related to compensation paid to the NEOs by Southside Bank, as the Company does not directly pay compensation to the NEOs.

2010 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Change in Pension Value ($) (3)	All Other Compensation ($) (4)	Total ($)
B. G. Hartley – Chairman of the Board and Chief Executive Officer of the Company and Southside Bank.	2010	$509,600	$163,700	$–	$171,729	$845,029
	2009	505,050	213,245	–	96,811	815,106
	2008	455,000	156,875	–	85,514	697,389
Lee R. Gibson, CPA – Senior Executive Vice President and Chief Financial Officer of the Company and Southside Bank and Director of Southside Bank.	2010	$333,000	$241,625	$365,499	$18,163	$958,287
	2009	330,250	191,350	191,050	18,368	731,018
	2008	300,000	137,500	176,221	50,761	664,482
Sam Dawson – President, Secretary and Director of the Company; President, Chief Operating Officer and Director of Southside Bank.	2010	$352,980	$144,123	$585,941	$23,469	$1,106,513
	2009	350,065	193,831	464,997	21,547	1,030,440
	2008	318,000	114,750	347,479	51,987	832,216
Jeryl Story – Senior Executive Vice President of the Company and Southside Bank and Director of Southside Bank.	2010	$333,000	$141,625	$419,730	$46,493	$940,848
	2009	330,250	191,350	297,592	15,886	835,078
	2008	300,000	112,500	240,490	17,567	670,557
Michael L. Coogan, CFA – Executive Vice President and Treasurer of Southside Bank.	2010	$248,000	$121,000	$–	$29,080	$398,080
	2009	222,769	133,277	–	25,750	381,796
	2008	–	–	–	–	–

(1)	Includes amounts deferred at the officer’s election pursuant to the company’s 401(k) Plan.

(2)
For 2010, reflects a regular annual bonus equal to approximately 12.5% of base salary, and a special year end bonus of $100,000 paid to each of Mr. Hartley, Mr. Dawson and Mr. Story, a special year end bonus of $200,000 paid to Mr. Gibson and a special year end bonus of $90,000 paid to Mr. Coogan.

(3)
The amounts reported in this column reflect the aggregate actuarial increase in the present value of the NEOs benefits under the Pension Plan and the Restoration Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.  The changes in pension values for the NEOs under the Pension Plan were as follows: Mr. Hartley – ($28,679); Mr. Gibson – $125,099 Mr. Dawson – $229,750 and Mr. Story – $174,733.  The change in pension value for the NEOs under the Restoration Plan were as follows: Mr. Hartley – ($10,182); Mr. Gibson – $240,400, Mr. Dawson – $356,191 and Mr. Story – $244,997.  Mr. Coogan is not a participant in the Pension Plan or the Restoration Plan.  Descriptions of the Pension Plan and Restoration Plan follow the Pension Benefits table in this Proxy Statement.

(4)	Amounts included in this column are as follows:

	Hartley	Gibson	Dawson	Story	Coogan
Life Insurance (a)	$56,545	$–	$–	$–	$–
Tax Gross Ups (b)	93,336	895	2,074	1,368	–
Director Fees from Southside Bank (c)	8,000	8,500	8,500	8,500	–
Company Provided Automobile (d)	5,720	4,050	3,816	33,264	21,600
Club Dues (e)	8,128	4,718	8,926	3,361	3,490
Credit Life Incentives (f)	–	–	153	–	–
401(k) Matching (g)	–	–	–	–	3,990
Total	$171,729	$18,163	$23,469	$46,493	$29,080

(a)	Mr. Hartley was paid a bonus to pay life insurance premiums.

(b)
The Company paid gross-up bonuses in accordance with the split dollar agreements during 2010.  In addition, Mr. Hartley was paid a gross-up bonus associated with reimbursement of life insurance premiums of $37,055.

(c)
Mr. Hartley, Mr. Gibson, Mr. Dawson and Mr. Story are also directors of Southside Bank and received director fees in 2010 for their service.  Mr. Coogan is not a director and did not receive any director fees in 2010.

(d)
Mr. Hartley, Mr. Gibson, Mr. Dawson, and Mr. Story have use of a Company provided automobile.  The incremental cost to the Company during 2010 included fuel, maintenance costs and insurance.  Mr. Story received a vehicle in 2010 with a net purchase price of $29,049.  Mr. Coogan received an auto allowance of $21,600.

(e)	The incremental cost of Company-provided club dues to the NEOs.

(f)	Mr. Dawson received $153 in incentive pay during 2010 from the sale of credit life insurance related to a loan origination to a banking customer.

(g)	Mr. Coogan is an eligible participant in the Company’s 401(k) plan, in which he is 20% vested. During 2010, Mr. Coogan was eligible to receive $3,990 in matching 401(k) contributions.

Employment Agreements

The Company maintains employment agreements with Sam Dawson, President and Chief Operating Officer, and Lee R. Gibson, Senior Executive Vice President and Chief Financial Officer (the “Employment Agreements”).  The Employment Agreements were entered into as of October 22, 2007 and initially extended through October 22, 2010, with automatic one year term extensions beginning on the first anniversary of the effective date, until a party gives 90 days notice of non-renewal.  The agreements are now in effect until October 22, 2013.

Mr. Dawson’s Employment Agreement initially provided for an annual base salary of $300,500 and Mr. Gibson’s Employment Agreement initially provided for an annual base salary of $277,500, each to be reviewed no less frequently than annually by the Committee.  The Employment Agreements entitle Messrs. Dawson and Gibson to receive an annual incentive payment of not less than 12.5% of base salary.  The amount actually awarded and paid to the executives each year will be determined by the Committee and may be based on specific performance criteria.

The Employment Agreements entitle Messrs. Dawson and Gibson to participate in all incentive, savings and retirement plans or programs and welfare and fringe benefits which are generally available to officers of the Company of comparable levels.  Finally, the Employment Agreements state that the Company may pay country club annual dues and expenses for each of Messrs. Dawson and Gibson.

The Employment Agreements also provide Messrs. Dawson and Gibson with severance benefits in the event of certain terminations of employment.  These benefits are described in “Potential Payments upon Termination or Change in Control” on page 24 of this proxy statement.

Split Dollar Agreements

In 2004, the Company entered into split dollar agreements with Messrs. Hartley, Dawson, Story and Gibson.  The agreements provide that the Company will be the beneficiary of Bank Owned Life Insurance (commonly referred to as BOLI) insuring the executives’ lives.  The agreements provide the executives with the right to designate the beneficiaries of the death benefits guaranteed in each agreement.  The agreements originally provided for death benefits of an initial aggregate amount of $3.3 million.  The individual amounts are increased annually on the anniversary date of the agreement by an inflation adjustment factor of 5%.  As of December 31, 2010, the expected death benefits totaled $4.4 million.  The agreements also state that before and after the executive’s retirement dates, the Company will pay an annual gross-up bonus to the executive in an amount sufficient to enable the executive to pay federal income tax on both the economic benefit and on the gross-up bonus itself.  The expense associated with the post retirement liability was $41,000 for the year ended December 31, 2010.

2010 OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares and the value realized upon exercise of stock options acquired under the 1993 Incentive Stock Option Plan, on exercise and the value realized on exercise for each of the NEOs for the year ended December 31, 2010.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
B. G. Hartley	–	$–
Lee R. Gibson, CPA	22,818	334,721
Sam Dawson	19,142	307,053
Jeryl Story	–	–
Michael L. Coogan, CFA	–	–

(1)	The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information as of December 31, 2010 regarding shares of common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	10,308 (1)	$ 10.90	1,102,500 (2)
Equity compensation plans not approved by security holders	–	–	–
Total	10,308	$ 10.90	1,102,500
(1)	Reflects stock options outstanding under the Company’s 1993 Incentive Stock Option Plan, none of which are held by the NEOs.
(2)	Reflects shares available for issuance pursuant to the grant or exercise of awards (including full-value stock awards) under the Company’s 2009 Incentive Plan.

2010 PENSION BENEFITS

The table below shows the number of years of service credited to each NEO, the actuarial present value of each NEOs accumulated benefits (determined using interest rate and mortality rate assumptions described below), and the amount of payments during 2010 to each of the NEOs, under each of the Pension Plan, Restoration Plan and deferred compensation agreements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
B. G. Hartley	Pension Plan	N/A	$839,466	$206,013
	Restoration Plan	N/A	298,039	53,978
	Deferred Compensation Agreement	N/A	1,238,000	–
	Retirement Agreement	N/A	1,181,000	–
Lee R. Gibson, CPA	Pension Plan	26.417	$685,656	$–
	Restoration Plan	26.417	730,207	–
	Deferred Compensation Agreement	N/A	127,000	–
Sam Dawson	Pension Plan	36.500	$1,630,420	$–
	Restoration Plan	36.500	1,702,170	–
	Deferred Compensation Agreement	N/A	336,000	–
Jeryl Story	Pension Plan	31.167	$1,089,224	$–
	Restoration Plan	31.167	1,037,798	–
	Deferred Compensation Agreement	N/A	185,000	–
Michael L. Coogan, CFA (1)	Pension Plan	N/A	$–	$–
	Restoration Plan	N/A	–	–
	Deferred Compensation Agreement	N/A	–	–
(1)	Mr. Coogan is not eligible to participate in the Pension Plan or the Restoration Plan, and does not have a Deferred Compensation Agreement.

Pension Plan

The Pension Plan is a tax-qualified, defined benefit pension plan pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.

On November 3, 2005, our Board approved amendments to the Pension Plan which affected future participation in the Pension Plan and reduced the accrual of future benefits.  Entrance into the Pension Plan by new employees was frozen effective December 31, 2005.  Employees hired after December 31, 2005 are not eligible to participate in the plan.  All other employees are eligible to participate under the plan on the first day of the month coincident with or next following the first anniversary of hire.  Eligible participants include any person on the payroll whose wages are subject to withholding for the purpose of federal income tax.  Certain hourly-paid security personnel are excluded.  All of our NEOs at December 31, 2010 were eligible to participate, with the exception of Mr. Coogan.  Employees are vested upon the earlier of five years credited service or the employee attaining 60 years of age.  Benefits are payable monthly commencing on the later of age 65 or the participant’s date of retirement.  Eligible participants may retire at reduced benefit levels after reaching age 55.

The benefits under the Pension Plan are determined using the following formula, stated as a single life annuity with 120 payments guaranteed, payable at normal retirement age, which is defined as 65 under the Pension Plan.

Formula (1) and Formula (2), calculated using Credit Service at Normal Retirement Date, multiplied by a service ratio and summed as described below:

The fraction in which the numerator is Credited
Formula (1)		x	Service as of 12/31/05 and the denominator is
Credited Service at Normal Retirement Date
plus
Formula (2)			The fraction in which the numerator is Credited
		x	Service earned after 12/31/05 and the
denominator is Credited Service at Normal
Retirement Date

Formula (1) is an amount equal to:

2% of Final Average Monthly Compensation times Credited Service up to 20 years, PLUS

1% of Final Average Monthly Compensation times Credited Service, if any, in excess of 20 years, PLUS

0.60% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years

Formula (2) is an amount equal to:

0.90% of Final Average Monthly Compensation times Credited Service, PLUS

0.54% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years

Benefit Formula Definitions

Credit Service
A participant’s years of credited service are based on the number of years an employee works for the Company.  The Company has no policy to grant extra years of credited service.

Final Average Monthly Compensation (FAMC)
The monthly average of the 60 consecutive months’ compensation during the participant’s period of credited service that gives the highest average.  Compensation generally includes all gross income received by the participant for services actually rendered in the course of employment, with certain exclusions, plus any elective deferrals under Section 125 and Section 404(g)(c).  Compensation in the Pension Plan is limited as required.

Covered Compensation
A rounded 35-year average of the Maximum Taxable Wages (MTW) under social security.  The table in effect during the calendar year proceeding termination or retirement is used.

Mr. Hartley began receiving payments out of the Pension Plan without retiring upon reaching age 65 under prior language in the plan that allowed all participants to begin receiving payments at age 65, regardless of their employment status.  The Pension Plan was amended several years ago and participants must now retire to be eligible to receive payments out of the plan.  All participants receiving payments out of the Pension Plan at the time of the amendment were grandfathered so as to allow them to continue receiving payments out of the plan, which included Mr. Hartley.  For the purposes of the Pension Plan, Mr. Hartley is receiving payments as if he were retired.  None of the other NEOs were in pay status under the Pension Plan at the time of the amendment, and thus were not grandfathered.

The pension disclosures have been computed using the FASB ASC Topic 715, “Compensation - Retirement Benefits” assumptions from the financial statements as of the pension measurement date of December 31, 2010, except the FASB ASC Topic 715 retirement age has been replaced by the normal retirement age for this calculation (and the benefit valued is only the accrued, not the projected, benefit).

FASB ASC Topic 715 Discount Rate as of 12/31/09	6.10%

FASB ASC Topic 715 Discount Rate as of 12/31/10	5.63%

Expected Retirement Age	65

Post-Retirement Mortality	RP - 2000 Mortality Table for males and females

Pre-Retirement Mortality, Disability or Turnover	None

Form of Payment
• Qualified Retirement Plan	10-Year Certain & Life Annuity
• Nonqualified Restoration Plan	10-Year Certain & Life Annuity

For a further discussion of the FASB ASC Topic 715 assumptions, please see Note 12 to our consolidated financial statements on Form 10-K, filed with the SEC on March 7, 2011.

Restoration Plan

The annual retirement income benefit of NEOs under the Pension Plan is subject to certain limitations imposed by the Internal Revenue Code.  Under one such limitation, in determining the benefit accrued for a year under the Pension Plan, the benefit formula excludes a NEOs compensation above a specified compensation limit.  In 2010, for example, the ceiling was $245,000, which means that the compensation of NEOs in excess of that amount was not considered in the benefit formula for purposes of determining benefits under the Pension Plan.  The Company maintains the Restoration Plan, a non-qualified supplemental retirement plan which provides additional benefits by taking into account the excess compensation not taken into account under the Pension Plan.  The Restoration Plan is unfunded and noncontributory, which means that benefits are paid from the general assets of the Company and the NEOs are not required to make any contributions.  The formula and assumptions used to calculate the benefit payable pursuant to the Restoration Plan are the same as those used under the Pension Plan described above, except that the amounts payable under the Restoration Plan are reduced by the amounts payable under the Pension Plan.

Deferred Compensation Agreements

The Company entered into a deferred compensation agreement with Mr. Hartley effective February 13, 1984.  The Company entered into deferred compensation agreements with each of Messrs. Dawson, Story and Gibson effective June 30, 1994.  The deferred compensation agreements provide additional compensation to the executives upon retirement or other qualifying termination of service.

Mr. Hartley’s deferred compensation agreement provides that upon a termination of employment by reason of death, retirement or an involuntary termination by the Company other than for cause, he will be entitled to receive $467,000 in a lump sum and $800,000 payable monthly over 15 years, plus an additional $4,000 per month payable until death.

Under the terms of their deferred compensation agreements, Messrs. Dawson, Story, and Gibson are entitled to receive $500,000, $400,000, and $400,000, respectively, payable monthly over 10 years, if the executive remains in the employment of Southside Bank until his retirement (on or after age 65), or upon permanent disability or death, whichever occurs first.  If the executive’s employment is involuntarily terminated by the Company for any reason other than for “good cause” (as defined in the agreements), such termination shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.  If, prior to a Change in Control (as defined in the agreements), the executive terminates his employment prior to attainment of age 65 for any reason other than death or disability, no amounts shall be due such executive under his deferred compensation agreement.  If, after a Change in Control, the executive terminates employment prior to attainment of age 65 for any reason other than death, disability, or for “good reason” (as defined in the agreements), no amounts shall be due to the executive under his agreement.  After a Change in Control, a termination by the executive for “good reason” shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.

Retirement Agreement with Mr. Hartley

On November 7, 2008, the Company, Southside Bank and Mr. Hartley, entered into a Retirement Agreement (which replaced a previous retirement arrangement with Mr. Hartley).

The Retirement Agreement provides that if Mr. Hartley voluntarily retires as an employee and officer of the Company, he shall simultaneously retire as an employee and officer of Southside Bank, but that the parties expect that he shall continue his services on the boards of directors of the Company and Southside Bank.

The Retirement Agreement provides that in each of the five years after his “separation from service” (as defined under Section 409A of the Internal Revenue Code of 1986), regardless of whether the separation is by reason of retirement, death or otherwise, the Company shall pay Mr. Hartley $250,000 per year, subject to a 5% increase per year after the first year.  The Company shall continue to make payments to Mr. Hartley’s estate or beneficiaries in the event of his death during the five year period.  In addition, Mr. Hartley shall be entitled to participate in all plans, programs, practices and policies maintained by the Company at that time with respect to retirement or termination of employment.

Potential Payments Upon Termination or Change in Control

The following discussion summarizes the compensation benefits payable to the NEOs in the event of a termination of employment under various circumstances, assuming that a termination of employment occurred on December 31, 2010.

Employment Agreements

Upon termination of their employment, Messrs. Hartley, Dawson, Gibson, Story and Coogan would receive compensation and benefits for which they had already vested.  This would include accrued but unpaid salary, accrued and unused vacation pay, any balance under the 401(k) plan.  In addition, Messrs. Hartley, Dawson, Gibson and Story would receive benefits under the Pension Plan and Restoration Plan, plus amounts payable under their deferred compensation agreements or retirement agreement (in the case of Mr. Hartley), as described above.

In addition the Company has employment agreements with Messrs. Dawson and Gibson, which govern the terms of each executive’s payments and benefits upon termination or Change in Control, as summarized below.

Termination by the executive except for Good Reason; termination by the Company with Cause.  If an executive terminates his employment without Good Reason (as defined in the Employment Agreements) or the Company terminates the executive’s employment with Cause (as defined in the Employment Agreements), the executive will be entitled to receive his accrued salary and previously vested benefits.  In this event, no special severance benefits are payable.

Termination by the executive for Good Reason; termination by the Company without Cause. If an executive terminates his employment for Good Reason or the Company terminates the executive’s employment without Cause, the executive will be entitled to receive a single lump sum equal to:

•
a severance payment equal to the executive’s monthly salary multiplied by the number of months remaining in the term of the Employment Agreement (which would be between 24 and 36 months), plus $10,000;

•
a pro-rata bonus equal to the product of (i) the executive’s Target Bonus (as defined in the Employment Agreements) for the termination year and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the termination date, and the denominator of which is 365;

•	his accrued salary;

•	accrued pay in lieu of unused vacation; and

•	any vested compensation deferred by the executive (unless otherwise required by an agreement).

Additionally, all equity awards will become immediately vested and exercisable as of the date of termination.  Finally, the executive will be entitled to any other amounts or benefits under any other plan pursuant to which the executive is eligible to receive benefits, to the extent officers of a comparable level at the Company received such benefits prior to the date of termination (“Other Benefits”).

Termination due to death or Disability.  If an executive’s employment is terminated due to death or Disability (as defined in the Employment Agreements), he (or his estate) will receive accrued salary and Other Benefits.

Change in Control.  If an executive’s employment is terminated due to a Change in Control, he will be entitled to the same payments and benefits as if he had been terminated without Cause.  However, instead of the severance payment described above, the severance payment will be calculated as follows:

(a) if the termination occurs more than six (6) months prior to a Change of Control or more than two (2) years after the occurrence of a Change of Control, the severance payment shall be the product of two times the sum of (1) the executive’s salary in effect as of the termination (ignoring any decrease in the salary unless consented to by the executive), and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs; or

(b) if the termination occurs within six months prior or within two years after the occurrence of a Change of Control, the severance payment shall be the product of 2.99 times the sum of (1) the executive’s salary in effect as of the termination, and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs.

Restrictive Covenants.  The Employment Agreements contain confidentiality provisions and subject Messrs. Dawson and Gibson to certain non-compete and non-solicitation obligations during the term of employment with the Company and for a one-year period following termination of employment.

Reduction in Certain Benefits.  The Employment Agreements also state that in the event that any of the severance benefits described above are subject to federal excise taxes under the “golden parachute” provisions under Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary to avoid such excise taxes, but only if such reduction would result in a greater net benefit for the executive.

The following table quantifies the severance and bonus payments payable to Messrs. Gibson and Dawson pursuant to their employment agreements in the event their employment is terminated without Cause for Good Reason, or in connection with a Change in Control, and assumes a termination date of December 31, 2010.

Reason for Termination	Gibson	Dawson
By the Company without Cause or By the executive for Good Reason
Severance Payment	$944,000	$1,000,000
Pro-rata bonus	-	-
Total Estimated Value of Payments	$944,000	$1,000,000
Termination in connection with a Change in Control
Severance payment	$996,000	$1,056,000
Pro-rata bonus	647,000	505,000
Total Estimated Value of Payments	$1,643,000	$1,561,000

Split Dollar Agreements

Under the terms of the split dollar agreements with Messrs. Hartley, Dawson, Story and Gibson, upon a termination of employment by reason of death, disability (as defined in the split dollar agreements), or retirement at or after age 65, or a termination following a Change in Control (as defined in the split dollar agreements), payment of the specified benefits under the split dollar agreements would be triggered.  If the executive’s employment is terminated for Cause (as defined in the split dollar agreements), he will forfeit benefits under the split dollar agreements.

The following table quantifies the death benefit payable to the beneficiaries of Messrs. Hartley, Dawson, Story and Gibson pursuant to their split dollar agreements in the event their employment is terminated due to death while still employed by the Company, or in connection with death after termination from the Company due to termination without cause, retirement after age 65 or a change in control.  This assumes the event occurred on December 31, 2010.

Reason for Termination	Hartley	Dawson	Story	Gibson
Death benefit while still employed by the Company at time of death	$1,488,000	$1,005,000	$938,000	$938,000
Death benefit after termination from Company without cause, retirement after age 65, or a change in control	$1,019,000	$706,000	$666,000	$666,000

Pension Plan, Restoration Plan, Deferred Compensation Agreements and Retirement Agreement

For a description of the termination or Change in Control benefits under the Pension Plan, Restoration Plan, deferred compensation agreements and the Retirement Agreement with Mr. Hartley, please see the discussion following the 2010 Pension Benefits table.

Director Compensation

Effective March 2010, the Company changed the manner in which it compensated its non-employee directors by eliminating the $1,000 per month director fee and all of the per meeting committee fees paid for attendance at both the Company and Southside Bank committee meetings.  This was replaced with a fee paid monthly to non-employee directors and the Chairman of the Audit Committee of $4,750 and $5,250, respectively.  In addition, non-employee directors, who are also directors of Southside Bank, were paid $500 per regular Southside Bank board meeting.  During 2010, the Company and Southside Bank paid non-employee directors a bonus of $10,000 and $1,500, respectively.

Prior to March 2010, for the months of January and February 2010, the Company compensated its non-employee directors $1,000 per month.  Members of the Audit Committee were paid $500 per month and the Chairman of the Audit Committee was paid $900 per month.  The Company’s Nominating and Compensation Committee members were paid $400 per meeting attended.  In addition, the Company’s non-employee directors, who are also directors of Southside Bank, were paid $500 per Loan and Discount committee meeting and $400 per all other Southside Bank committee meetings, and $500 per regular Southside Bank board meeting.

During all of 2010, officers of the Company, who were directors of Southside Bank, were paid $500 per regular Southside Bank board meeting and an annual bonus of $1,500.

B. G. Hartley, the Company’s Chairman of the Board and Chief Executive Officer and Sam Dawson, the Company’s President and Secretary, are not included in the table below, as they are officers of the Company, and thus received no compensation for their service as directors of the Company.  The compensation received by Messrs. Hartley and Dawson as officers and directors of Southside Bank are shown in the Summary Compensation table.

2010 DIRECTOR SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to directors for the year ended December 31, 2010.
Name (a)	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Herbert C. Buie (1)	$76,700	$–	$76,700
Alton Cade (2)	73,500	–	73,500
John R. (Bob) Garrett (3)	74,600	–	74,600
Melvin B. Lovelady, CPA (4)	81,300	–	81,300
Joe Norton (5)	75,800	–	75,800
Paul W. Powell (6)	76,700	–	76,700
William Sheehy (7)	76,200	–	76,200
Robbie N. Edmonson (8)	7,500	–	7,500
Preston Smith (9)	72,200	–	72,200
Don W. Thedford (10)	73,700	–	73,700
Lawrence Anderson, M.D. (11)	44,500	–	44,500
Pierre de Wet (12)	51,400	–	51,400

(1)	Herbert C. Buie was compensated $16,200 and $60,500 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(2)	Alton Cade was compensated $13,000 and $60,500 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(3)	John R. (Bob) Garrett was compensated $14,100 and $60,500 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(4)	Melvin B. Lovelady, CPA was compensated $15,000 and $66,300 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(5)	Joe Norton was compensated $15,300 and $60,500 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(6)	Paul W. Powell was compensated $16,200 and $60,500 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(7)	William Sheehy was compensated $15,700 and $60,500 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.

(8)
Robbie N. Edmonson, the Company’s Vice Chairman of the Board, is an officer and director of Southside Bank and Southside Bancshares, Inc. and was compensated $7,500 for serving as director of Southside Bank.  Mr. Edmonson is an officer of Southside Bancshares, Inc. and thus received no compensation for his service as director of Southside Bancshares, Inc.

(9)	Preston L. Smith was compensated $12,700 and $59,500 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(10)	Don W. Thedford was compensated $14,200 and $59,500 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(11)	Lawrence Anderson, M.D. was compensated $15,500 and $29,000 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(12)	Pierre de Wet was compensated $22,400 and $29,000 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.

COMMITTEES OF SOUTHSIDE BANK

Executive Committee and Loan/Discount Committee of Southside Bank

The Executive Committee is authorized to act on behalf of the board of directors of Southside Bank between scheduled meetings of the Board, subject to certain limitations.  The committee is comprised of Messrs. Anderson, Buie, Cade, de Wet, Garrett, Lovelady, Norton, Powell, Sheehy, Smith and Thedford, who are directors of Southside Bank and the Company but are not officers or employees of either Southside Bank or the Company.  Also serving are Messrs. Hartley (Chairman), Edmonson and Dawson who are directors and officers of the Company and Southside Bank and Messrs. Story and Gibson who are officers of the Company and Southside Bank and directors of Southside Bank.  In addition, the members of the Executive Committee comprise the Loan/Discount Committee of Southside Bank.  It is the Loan/Discount Committee’s responsibility to monitor credit quality, review extensions of credit and approve selected credits in accordance with the loan policy.  The Executive Committee and the Loan/Discount Committee of Southside Bank met weekly to discharge responsibilities of both committees at a combined meeting and met fifty-one times in 2010.

Trust Committee of Southside Bank

The Trust Committee of Southside Bank is responsible for the oversight of the operations and activities of the Trust Department.  Messrs. Buie, Cade, Edmonson, Garrett, Hartley, Powell, Sheehy, Smith, Thedford, and Dawson (Chairman), directors of the Company and Southside Bank, serve on this committee.  Dr. John Walker and Michael Gollob are advisory directors of Southside Bank and serve as members of the Trust Committee.  Jeryl Story and Lee Gibson serve as advisory members and both are officers of the Company and Southside Bank and directors of Southside Bank.  Doug Bolles, Raymond Cozby, and Kathy Hayden, officers of Southside Bank, also serve on this committee.  George Hall and Cayla Washburn, officers of Southside Bank, are advisory members of the Trust Committee.  Messrs. Buie, Cade, Garrett, Gollob, Powell, Sheehy, Smith, Thedford and Walker are not officers or employees of the Company or Southside Bank.  The Trust Committee met eleven times in 2010.

Compliance, Electronic Data Processing (EDP) and Community Reinvestment Act (CRA) Committee of Southside Bank

The Compliance/EDP/CRA Committee of Southside Bank is responsible for ensuring compliance with all appropriate statutes and reviews electronic data processing and community reinvestment activities.  The Compliance/EDP/CRA Committee is comprised solely of persons who are directors of the Company and Southside Bank who are not officers or employees.  Those directors are Messrs. Cade, Garrett, Lovelady (Chairman), Norton, Sheehy and Thedford.  The Compliance/EDP/CRA Committee met twelve times in 2010.

Investment/Asset-Liability Committee (ALCO) of Southside Bank

The Investment/Asset-Liability Committee is responsible for reviewing Southside Bank’s overall asset and funding mix, asset-liability management policies and investment policies.  The members of the Committee are Messrs. Buie, Garrett, Lovelady, Norton, Powell and Smith who are directors of the Company and Southside Bank, and Hoyt N. Berryman, Jr. who is an advisory director of Southside Bank and an advisory member of ALCO.  None of the foregoing individuals are officers or employees of the Company or Southside Bank.  Messrs. Dawson, Edmonson, and Hartley, who are officers and directors of the Company and Southside Bank, serve with Messrs. Gibson (Chairman) and Story, officers of the Company and Southside Bank and directors of Southside Bank.  Also serving on the committee are Peter Boyd, Jane Coker, George Hall, Randal Hendrix and Lonny Uzzell, officers and advisory directors of Southside Bank.  Tim Alexander, Bill Clawater, Michael L. Coogan, Suni Davis, Brian McCabe, Mike Northcutt, and Cayla Washburn, each officers of Southside Bank also serve on the committee.  The Investment/Asset-Liability Committee met twelve times in 2010.

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

The board of directors reviews and discusses each potential transaction with a director, executive officer, significant shareholder or any of their immediate family members and votes to approve or disapprove the transaction.  Directors or executive officers who are interested in a particular transaction do not vote on the transaction with respect to which they are interested.  The Company’s Board has adopted a Conflict of Interest Policy that addresses transactions with related persons.

Certain of the executive officers and directors of the Company and Southside Bank (and their associates) have been customers of Southside Bank and have been granted loans in the ordinary course of business.  Southside Bank is subject to Federal Reserve Regulation O, which governs loans to directors, executive officers and certain shareholders of banks and bank holding companies.  All loans or other extensions of credit made by Southside Bank to executive officers and directors of the Company and Southside Bank were made in the ordinary course of business on substantially the same terms, including interest rates, maturities and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other features that are unfavorable to Southside Bank.  Prior approval by a majority of the board of directors, with the interested party abstaining, must be obtained for any loan to a director or a director’s related interest(s) which, when aggregated with all loans to the director and/or to that director’s related interest(s) exceed 10% of Southside Bank’s capital plus unimpaired surplus.  Prior approval requirements for individual advances for the board of directors will be satisfied by annual Board approval of a line of credit for a director’s personal borrowing and similar approval of a line of credit for director-owned or controlled business borrowing.  All advances made pursuant to an approved line of credit within 12 months of the date of approval shall be treated as approved.  Loans to persons employed by Southside Bank who are considered under Regulations of the Federal Reserve Board to be executive officers shall be subject to prior approval by the board of directors.  The Company expects similar transactions to occur in the future with its executive officers and directors as well as directors and officers of Southside Bank.  In addition, Billie Boyd Hartley, the spouse of B. G. Hartley, and Jane Hartley Coker, the daughter of B. G. Hartley are employed by Southside Bank and received compensation of $178,905 and $260,071, respectively, in 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and any persons who own more than 10% of the Company’s common stock, to file reports of initial ownership of the Company’s common stock and subsequent changes in that ownership with the SEC.  Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).  Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5’s were required, the Company believes that during fiscal year 2010 all Section 16(a) filing requirements were complied with except that:

Director Lawrence Anderson filed a Form 3 to report ownership of the Company’s stock on February 9, 2011.

Director Pierre de Wet filed a Form 3 to report ownership of the Company’s stock on February 9, 2011.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010 and has been selected by the Audit Committee as the Company’s independent registered public accounting firm for the year ending December 31, 2011.  The Company’s Audit Committee makes the appointment of the independent registered public accounting firm annually.  The decision of the Audit Committee is based on both the audit scope and estimated audit fees.  Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

Independent Auditor Fees

The following table represents aggregate fees incurred for the Company for fiscal years ended December 31, 2010 and 2009, by PwC, the Company’s independent registered public accounting firm.  All fees were pre-approved by the Audit Committee.

	YEARS ENDED
	2010	2009
Audit Fees (a)	$443,200	$482,799
Audit-Related Fees (b)	-	5,000
Tax Fees (c)	28,475	33,105
All Other Fees (d)	156,599	1,599
Total Fees (e)	$628,274	$522,503

(a)
During 2010 and 2009, the fees relating to various accounting and audit matters were $425,000 and $405,000, respectively.  During 2010 and 2009, we also incurred fees of $18,200 and $77,799, respectively for services primarily related to audit procedures performed over the 2009 implementation of our new general ledger and loan accounting system and the assessment of the other-than-temporary impairment accounting specific to our pooled trust preferred investment securities.

(b)	Fees for services related to student loan attestation.
(c)
Fees for services during 2010 for federal tax preparation.  Fees for services during 2009 for federal tax preparation, advice and planning were $22,850, research and consultation were $8,130 and research and consultation relating to the Fort Worth National Bank reorganization in 2008 from a bank owned by the Company to a branch of Southside Bank were $2,125.

(d)	Fees for use of the PwC online research financial library and enterprise risk management implementation.
(e)	The above fees exclude $38,543 and $16,728 in out-of-pocket reimbursed travel expenses for the years ended December 31, 2010 and 2009, respectively.

Auditor Fees Pre-approval Policy

In 2010, the Audit Committee readopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company, currently PwC.  The Policy requires that all services PwC may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee.  The Committee pre-approved all audit and non-audit services provided by PwC during 2010.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(PROPOSAL 2)

The Audit Committee of the Board has selected PwC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011 and to serve until the next annual meeting in April 2012.  PwC has served as the Company’s independent registered public accounting firm since 1991.  We have been advised by PwC that neither it nor any of its members had any financial interest, direct or indirect, in us nor has it had any connection with us or any of our subsidiaries in any capacity other than independent auditors.  The Board recommends that you vote for the ratification of the selection of PwC.  Shareholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our certificate of formation, bylaws or otherwise.  Nevertheless, the Board is submitting this matter to the shareholders as what we believe is a matter of good corporate practice.  If the shareholders do not ratify the appointment of PwC, then the appointment of an independent registered public accounting firm will be reconsidered by our Audit Committee.  Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interest of the Company and its shareholders.  Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2011.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)
(PROPOSAL 3)

Under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Company must conduct a separate non-binding stockholder advisory vote at least every three (3) years to approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and other related narrative discussion under the compensation disclosure rules of the SEC, in any proxy or consent or authorization for an annual or other meeting of our shareholders.

Thus, the board of directors is providing shareholders with the opportunity to cast a non-binding advisory vote on the named executive officer compensation program at our 2011 Annual Meeting.  This vote will not be binding on or overrule any decisions by our board of directors, and will not create or imply any additional fiduciary duty on the part of our board of directors.  However, our Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.

As described in greater detail in our Compensation Discussion and Analysis above, we believe that our executive officer compensation program is structured in a manner that most effectively supports the Company and our business objectives.  Our executive officer compensation program is designed to reward long-term and strategic performance, and is substantially tied to our key business objectives and the success of our shareholders.  We monitor the various short-term and long-term aspects of our executive officer compensation program, including base salary, annual cash bonus and equity incentives, in comparison to similar programs and practices at comparable companies, so that we may ensure that our executive officer compensation program is within the competitive range of market practices.

The Board invites our shareholders to review carefully the Compensation Discussion and Analysis beginning on page 13 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 18, and cast a vote to approve the Company’s executive compensation programs through the following resolution:

RESOLVED, that the shareholders approve the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.

The Board recommends a vote FOR the non-binding advisory vote on executive compensation (“Say-on-Pay”).

NON-BINDING ADVISORY VOTE ON FREQUENCY OF “SAY ON PAY”
(PROPOSAL 4)

Under the Dodd-Frank Act, the Company must conduct a separate non-binding shareholder advisory vote at least every six (6) years to determine whether the Say-on-Pay will occur every one (1), two (2) or three (3) years.

The board of directors is providing the shareholders with the opportunity to cast a non-binding advisory vote on the frequency of the Say-on-Pay at the 2011 Annual Meeting.  This vote will not be binding on or overrule any decisions by the board of directors and will not create or imply any additional fiduciary duty on the part of our board of directors.  However, our board will take into account the outcome of the vote when considering the frequency of the Say-on-Pay vote in future years.

We believe that setting a three (3) year period (triennial) for holding the Say-on-Pay vote will provide our shareholders with sufficient time to evaluate the effectiveness of our executive officer compensation program, and its short- and long-term elements, and the related business results of the Company.  As described above in our Compensation Discussion and Analysis, our executive officer compensation program evaluates performance over one year as well as a longer term, typically three years.  Our executive officer compensation program is fundamentally the same as the compensation program for all of our employees, and while it has evolved over time, its long-term stability and consistency have been important to achieving our business objectives and to motivating and retaining our employees, including our named executive officers and other executive officers.  Similarly, we believe that a three (3) year vote cycle would give our Board and Compensation Committee sufficient time to thoroughly understand and consider the results of our non-binding shareholder advisory vote and to implement any corresponding changes to our executive officer compensation program.

The Board recommends that you vote to approve the compensation of the Company’s named executive officers every “THREE (3) YEARS”.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report on Form 10-K, as integrated into the Annual Report to Shareholders for the fiscal year ended December 31, 2010, accompanies this Proxy Statement.  The Annual Report does not constitute outside solicitation materials.  Additional copies of Form 10-K are available at no expense; exhibits to Form 10-K are available for a copying expense to any shareholder by sending a written request to the Corporate Secretary of the Company, Post Office Box 8444, Tyler, Texas 75711.  The Company’s public filings with the SEC may also be obtained free at the Company’s website: www.southside.com/investor, under the topic Documents.

SHAREHOLDER PROPOSALS

SEC rules establish the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in the Board’s proxy solicitation materials.  Under those rules, any shareholder wishing to have a proposal considered for inclusion in the Board’s proxy solicitation materials for the 2012 Annual Meeting must set forth his or her proposal in writing and file it with the Secretary of the Company on or before November 12, 2011.  Proposals must comply with all applicable SEC rules.  The Board will review any proposals received by that date and will determine whether applicable requirements have been met for including the proposal in the 2012 proxy solicitation materials.

In addition, the Company’s bylaws establish advance notice procedures that must be followed for a shareholder proposal to be presented at an Annual Meeting but not included in the Board’s proxy solicitation materials.  Any shareholder wishing to have a proposal considered for the 2012 Annual Meeting, but who does not submit the proposal for inclusion in the Board’s proxy, assuming that the 2012 Annual Meeting occurs on a date that is not more than 30 days before or 60 days after the anniversary of the Annual Meeting, must submit the proposal as set forth above not earlier than December 23, 2011 and no later than January 22, 2012.

For any proposal that is not submitted for inclusion in next year’s proxy solicitation materials, but is submitted for presentation at the 2012 Annual Meeting, SEC rules permit the persons named as proxies in the proxy solicitation materials to vote proxies in its discretion if: (1) the proposal is received before January 22, 2012 and we advise shareholders in the 2012 proxy solicitation materials about the nature of the matter and how management intends to vote on such matter, or (2) the proposal is not received before January 22, 2012.

GENERAL

The Board does not know of any other business, other than that set forth above, to be transacted at the Annual Meeting.  However, if any other matters requiring a vote of the shareholders properly come before the Annual Meeting, the persons designated as Proxies will vote the shares of common stock represented by the proxies in accordance with their best judgment on such matters.  If a shareholder specifies a different choice on the proxy, those shares of common stock will be voted in accordance with the specification so made.

/s/ B. G. Hartley
B. G. Hartley
Chairman of the Board

Tyler, Texas
March 25, 2011

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IMPORTANT ANNUAL MEETING INFORMATION		000004	000000000.000000 ext	000000000.000000 ext
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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6			Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 21, 2011.
Vote by Internet
			●	Log on to the Internet and go to
www.investorvote.com/SBSI
			●	Follow the steps outlined on the secured website.
Vote by telephone
			●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
			●	Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
‚	PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	‚

A	Items — The Board of Directors recommends a vote FOR the listed nominees, FOR both Proposal 2 and 3, and “3 Years” on Proposal 4.
1.	Election of Directors:	For	Withhold					For	Withhold		For	Withhold
	01 - Sam Dawson	☐	☐		02 - Melvin B. Lovelady			☐	☐	03 - William Sheehy	☐	☐

	04 - Preston L. Smith	☐	☐		05 - Lawrence Anderson, M.D.			☐	☐	06 - Pierre de Wet	☐	☐

					For	Against	Abstain					For	Against	Abstain
2.	Ratify the appointment by our Audit Committee of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for the Company for the year ended December 31, 2011.				☐	☐	☐	3.	To approve a non-binding advisory vote on the compensation of the Company’s named executive officers.			☐	☐	☐
				3 Yrs	2 Yrs	1 Yr	Abstain
4.
To approve a non-binding advisory vote on the frequency at which the Company should include an advisory vote on the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration.
				☐	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Note: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

	C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
	1 U P X	1 0 8 9 0 2 1

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‚	PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	‚

Proxy — Southside Bancshares, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The Annual Meeting will be held at Willow Brook Country Club
3205 West Erwin Street, Tyler, Texas, on Thursday, April 21, 2011, 4:00 P.M.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 21, 2011. The Company’s Proxy Statement and Annual Report are available at http://www.southside.com/investor/proxymaterials.

Alton Cade, Herbert C. Buie, John R. (Bob) Garrett, Joe Norton, Paul W. Powell, and Don W. Thedford, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Southside Bancshares, Inc. to be held on April 21, 2011 or at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments.

If more than one of the proxies above shall be present in person or by substitute at the meeting or any adjournment hereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

(Continued and to be voted on reverse side.)